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                                                                    EXHIBIT 10.5



                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of August 31, 1999 by and between (i) The MacManus Group, Inc., a Delaware corporation ("MacManus") and (ii) Novo MediaGroup, Inc., a California corporation ("Novo").

                                    RECITALS

      A. MacManus is a leading provider of media advertising, marketing and advisory services and seeks to build a close relationship with a leading provider of Internet media services.

      B. Novo is a leading provider of Internet development services and desires to build a close relationship with a leading provider of media advertising, marketing and advisory services.

      C. In order to effectuate the above transactions, MacManus and Novo have determined that it is in the best interests of their respective shareholders for Novo to sell and issue to MacManus shares of its Series A Preferred Stock in exchange for the consideration as provided herein.

                               TERMS OF AGREEMENT

      In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                           PREFERRED ISSUANCE; CLOSING

      1.1 THE CLOSING. Subject to the terms and conditions of this Agreement,
(a) the sale and issuance of the shares of Series A Preferred Stock (as defined heroin), and (b) the other transactions contemplated hereby (the "Closing") shall take place simultaneously with the execution of this Agreement by the parties. The Closing shall take place at the offices of Britton Silberman & Cervantez LLP, or such other place and time as the parties may otherwise agree, and the date of the Closing is referred to herein as the "Closing Date."

      1.2 SALE AND ISSUANCE OF SERIES A PREFERRED STOCK

            (a) On or prior to the Closing Date, Novo shall adopt and file with the Secretary of State of the State of California the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

            (b) Subject to the terms and conditions of this Agreement and the terms and conditions of the Investors' Rights Agreement (as defined below), MacManus agrees to purchase from Novo at the Closing and Novo agrees to sell and issue to MacManus at the



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      Closing an aggregate of Three Million Five Hundred Fifty One Thousand and
      Thirty-three (3,551,033) shares of the Series A Preferred Stock of Novo at a purchase price of $2.82 per share (the "Share Purchase Price"). The shares of Series A Preferred Stock issued to MacManus pursuant to this Agreement shall be hereinafter referred to as the, "Preferred Shares."

      1.3 PROCEDURE AT THE CLOSING. At the Closing, the parties agree that the following shall occur:

            (a) MacManus shall have satisfied each of the applicable conditions set forth in Article 5 and shall deliver to Novo (i) the Share Purchase Price, by check payable to Novo or by wire transfer to Novo's bank account, and (ii) the documents, certificates, opinions, consents, letters and other items required by Article 5.

            (b) Novo shall have satisfied each of the applicable conditions set forth in Article 6 and shall deliver to MacManus (i) the certificates representing all of the Preferred Shares, and (ii) the documents, certificates, consents, letters and other items required by Article 6.

      1.4 ANCILLARY AGREEMENTS. At the Closing, and as a condition to the obligations of the parties contained herein, Novo, MacManus, Kelly Rodriques and Anthony Westreich shall enter into an Investors' Rights Agreement substantially in the form attached hereto as Exhibit C (the "Investors' Rights Agreement").

      1.5 USE OF PROCEEDS OF SHARE PURCHASE PRICE. The parties agree that Novo shall use the proceeds from the Share Purchase Price to provide for Novo's expansion plans in the broad practice areas of interactive consulting and engineering. MacManus acknowledges that Novo shall also be permitted to use a portion of the proceeds from the Share Purchase Price to redeem shares of the capital stock of Novo currently held by certain of Novo's shareholders having up to an aggregate value of One Million Dollars ($1,000,000.00), as set forth in
Schedule 1.5 attached hereto.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                                     Of NOVO

      As a material inducement to MacManus to enter into this Agreement and to consummate the transactions contemplated hereby, and except as set forth in applicable schedules attached hereto which shall be deemed part of any of the representations set forth in this Article 2, Novo makes the following representations and warranties to MacManus:

      2.1 CORPORATE STATUS. Novo is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Novo or, except as could not reasonably be expected to have a Material Adverse Effect on Novo.



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      2.2 POWER AND AUTHORITY. Subject to the approval of the Board of Directors of Novo as contemplated by Section 5.4, Novo has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to the approval of the Board of Directors of Novo as contemplated by Section 5.4, Novo has taken all corporate action necessary to authorize its execution and delivery of this Agreement and the other transactions contemplated hereby, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

      2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Novo and constitutes its legal, valid and binding obligation enforceable against Novo in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

      2.4 CAPITALIZATION. (a) Schedule 2.4 sets forth, as of the date hereof, with respect to Novo, (i) the number of authorized shares of each class of its capital stock, and (ii) the number of issued and outstanding shares of each class of its capital stock. All of the issued and outstanding shares of capital stock (1) have been duly authorized and validly issued and are fully paid and nonassessable, (2) were issued in compliance with all applicable state and federal securities laws, and (3) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock of Novo and no such rights arise by virtue of or in connection with the transactions contemplated hereby, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Novo to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock), there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Novo, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Novo and Novo is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

(b) The shares of Series A Preferred Stock being issued by Novo pursuant to this Agreement, and the underlying shares of Series C Common Stock, when issued, exchanged and delivered in accordance with the terms of this Agreement for the consideration expressed herein, or when such Series A Preferred Stock shares are subsequently converted into Series C Common Stock shares, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement or agreements referred to in this Agreement or as applicable under Novo's charter documents and under applicable state and federal securities laws.

      2.5 NO VIOLATION. The execution and delivery of this Agreement by Novo, the performance by Novo of its obligations hereunder and the consummation by Novo of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of Novo, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon,



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or enforceable against Novo, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which resulted in earnings to Novo of over 10% of the revenues of Novo during the last 12 months measured from the date of the Closing and which is applicable to, binding upon or enforceable against Novo, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Novo, (e) give to any individual or entity a right or claim against Novo, which would have a Material Adverse Effect on Novo; or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (i) pursuant to the Securities Act, (ii) filings required under the securities or blue sky laws of the various states, (iii) any filings or consents required to be made or obtained by MacManus, and (iv) the consent of the Board of Directors and Shareholders of Novo.

      2.6 RECORDS OF NOVO. The copies of the Articles of Incorporation, Bylaws and other documents and agreements of Novo which were provided to MacManus are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for Novo made available to MacManus for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all actions of Novo and directors (and any committees thereof) of Novo taken by written consent or at a meeting or otherwise since incorporation or formation. All corporate actions by Novo have been duly authorized or ratified. The stock ledger of Novo, as previously made available to MacManus, contains accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of Novo.

      2.7 NO SUBSIDIARIES. Novo does not own, directly or indirectly, any outstanding voting securities of or other interest in, or control, any other corporation, partnership, limited liability company, joint venture or other entity.

      2.8 NOVO FINANCIAL STATEMENTS. Novo has delivered or made available to MacManus the financial statements of Novo for the fiscal year ended December 31, 1998 and for the period ended June 30, 1999 (collectively, the "Novo Financial Statements"). The balance sheet of Novo dated as of June 30, 1999 included in the Novo Financial Statements is referred to herein as the "Current Novo Balance Sheet." The Novo Financial Statements fairly present the financial position of Novo at each of the balance sheet dates and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. There are no material special or non-recurring items of income or expense during the periods covered by the Novo Financial Statements, and the balance sheets included in the Novo Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The Novo Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

      2.9 CHANGES SINCE THE CURRENT NOVO BALANCE SHEET DATE. Since the date of the Current Novo Balance Sheet included in the Novo Financial Statements, except as expressly contemplated by the terms of this Agreement, except as expressly contemplated by the terms of



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this Agreement, not Material Adverse Change has occurred with respect to Novo except as set forth in Schedule 2.9 or the other Schedules to this Agreement.

      2.10 LIABILITIES. Novo has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on Novo's Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to (i) any breach of contract or breach of warranty, or (ii) any tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) liabilities incurred in the ordinary course of business prior to the date of such entity's Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon and which, in the aggregate, are not material, and (d) as set forth on Schedule 2.10 (the liabilities and obligations referenced in clauses (a), (b), (c) and (d) above are referred to as the "Designated Liabilities").

      2.11 LITIGATION. Except as set forth in Schedule 2.11 there is no action, suit or other legal or administrative proceeding or governmental investigation pending, or, to the knowledge of Novo, threatened (i) against, by or affecting any Novo or any properties or assets of the same (including the Novo Leased Premises), or (ii) which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Novo is or was a party which have not been complied with in full or which continue to impose any obligations on Novo.

      2.12 ENVIRONMENTAL MATTERS.

            (a) Except as set forth in Schedule 2.12(a), or except where a failure to comply would not have a Material Adverse Effect, Novo is and has at all times been in full compliance with all Environmental Laws governing the business, operations, properties and assets of Novo, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances; (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined herein) for the ownership by Novo of its properties and assets and the operation of its business as presently conducted or the ownership and use by Novo of the Novo Leased Premises (as defined in Section 2.13); and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

            (b) Except as set forth in Schedule 2.12(b), there are no notices or proceedings pending or, to the knowledge of Novo, threatened against or involving Novo, its businesses, operations, properties or assets (including the Novo Leased Premises) issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to Novo thereunder in connection with, related to or arising out of the ownership or use by any of Novo of its properties or assets (including the Novo Leased Premises) or the operation of its businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would



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      not impose any material obligation, burden or continuing liability on Novo or MacManus in the event that the transactions contemplated by this Agreement are consummated.

            (c) For purposes of this Section, the following terms shall have the meanings ascribed to them below:

            "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

            "Environmental Laws" means all federal state, regional or local statutes, laws rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, or similar laws, whether currently in existence, issued, or promulgated, any of which govern, purport to govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, waste disposal, hazardous or toxic substances, solid or hazardous waste, occupational, health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, ordinances, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof.

            "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

            "Licences" means all licenses, certificates, permits, approvals, decrees and registrations.

      2.13 REAL ESTATE.

            (a) Novo owns no interest, directly or indirectly, in any real property. Except as listed on Schedule 2.13(a), there has been no real property (or any interest therein) owned by Novo within the past five (5) years.

            (b) Schedule 2.13(b) sets forth a list of all leases, licenses or similar agreements to which Novo is a party, which are for the use or occupancy of real estate owned by a third party ("Novo Leases") (copies of which have previously been furnished to MacManus), in each case setting forth: (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Novo Leases; (ii) the street address or legal description of each property covered thereby; and (iii) a brief



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      description (including approximate size and function) of the principal improvements and buildings thereon (the "Novo Leased Premises"). The Novo Leases are in full force and effect and have not been amended except as disclosed in Schedule 2.13(b), and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default under any of such Novo Leases. With respect to each such Novo Leased Premises: (i) Novo has a valid leasehold interest in the Novo Leased Premises, which leasehold interest is free and clear of any Liens, covenants and easements or title defects of any nature whatsoever; (ii) the portions of the buildings located on the Novo Leased Premises that are used in the business of Novo are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy Novo's current and reasonably anticipated normal business activities as conducted thereat; (iii) each of the Novo Leased Premises is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities conducted at such parcel; and (iv) Novo has not received notice of (A) any condemnation proceeding with respect to any portion of the Novo Leased Premises or any access thereto and, to the knowledge of Novo, no such proceeding is contemplated by any Governmental Authority; or (B) any special assessment which may affect any of the Novo Leased Premises and, to the knowledge of Novo, no such special assessment is contemplated by any Governmental Authority.

      2.14 BUSINESS; GOOD TITLE TO AND CONDITION OF ASSETS; INVENTORY.

(a) Novo owns and operates its business at the location(s) set forth on Schedule 2.13(a). Except as specifically disclosed in Schedule 2.14, Novo has good and marketable title to, or other right or license to use, all of its owned Assets free and clear of any Liens. For purposes of this Agreement, the term "Assets" means all of the properties and assets of any nature owned or used by the party to which such term is applied.

(b) The Fixed Assets currently in use or necessary for the business and operations of Novo, are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all computers, machinery, equipment, supplies, leasehold improvements, furniture and fixtures, owned, used by or located on the Premises of Novo, with respect to Novo, set forth on the Current Balance Sheet or acquired by Novo since the date of the Current Balance Sheet.

      2.15 COMPLIANCE WITH LAWS. Except as set forth on Schedule 2.15, Novo and its Affiliates have been in compliance with all laws, regulations and orders applicable to Novo, its business and operations (as conducted by it now and in the past), the Assets, the Novo Leased Premises and any other properties and assets owned or used by it now or in the past. No Novo has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of Novo, threatened relating to or in any way affecting Novo. Novo is not subject to any decree or injunction to which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. Neither Novo, nor any of its employees or agents, has made any payment of funds in connection with Novo's business which is prohibited by law, and no funds have been set



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aside to be used in connection with its business for any payment prohibited by law. Novo is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"), except where failure to comply would not be material. With respect to each Employee (as defined in 8 C.F.R. 274a.l(f)) of Novo for whom compliance with the Immigration Act is required, Novo has on file a true, accurate and complete copy of (i) each Employee's Form 1-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. Novo has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the knowledge of Novo, threatened against Novo, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

      2.16 LABOR AND EMPLOYMENT MATTERS. Novo is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no labor union prior to the date hereof organizing any employees of Novo into one or more collective bargaining units. There is not now, and there has not been prior to the date hereof, any actual or, to the knowledge of Novo, threatened labor dispute, strike or work stoppage which affects or which may affect the business of Novo, or which may interfere with its continued operations. Neither Novo, nor any employee, agent or representative thereof, has since the date of incorporation or formation of Novo, committed any material unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of Novo, threatened charge or complaint against Novo by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of Novo prior to the date hereof. To the knowledge of Novo, no executive or key employee or group of employees has any plans to terminate his, her or their employment with Novo as a result of the transactions contemplated hereby or otherwise. Novo has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, all as amended, except where failure to comply would not have a Material Adverse Effect. Novo has furnished to MacManus a written schedule containing the salary and other compensation and fringe benefits of the employees or other workers of Novo to be employed at the Closing, which schedule is true and complete in all material respects.

      2.17 NOVO EMPLOYEE BENEFIT PLANS.

            (a) Compliance with Law. With respect to each Novo Employee Benefit Plan (i) each has been administered in all respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or to the knowledge of Novo, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and
      (vi) no "prohibited transaction" has occurred within the meaning of the applicable



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      provisions of ERISA or the Code. For purposes of this Section 2.17, "Novo
      Employee Benefit Plans" is defined as each employee benefit plan or arrangement of Novo, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(l) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees (or their spouses or dependents) of Novo participate (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, have been furnished to MacManus).

            (b) Compliance with Law. With respect to each Employee Benefit Plan
      (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or to the knowledge of MacManus, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) to the knowledge of Novo there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding;
      (v) all reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

            (c) Qualified Plans. Novo is not and has not been obligated with respect to any Novo Employee Benefit Plan intended to qualify under Code
      Section 401(a) or 403(a).

            (d) Multiemployer Plans. Novo is not and has not been obligated with respect to any multiemployer plan as described in Section 4001(a)(3) of ERISA.

            (e) Welfare Plans. (i) Novo is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of Novo or its predecessors after termination of employment, other than pursuant to Section 4980B of the Code; (ii) Novo has complied with the notice and continuation coverage requirements of
      Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of
      Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is a Novo Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation due to any individual.



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            (f) Controlled Group Liability. Neither Novo nor any entity that would be aggregated with Novo under Code Section 414(b), (c), (m) or (o):
      (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due (iv) is subject to (or expected to be subject) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under
      Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code
      Section 4980B or Section 601 through 608 of ERISA.

            (g) Other Liabilities. (i) None of the Novo Employee Benefit Plans obligates Novo to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement [or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code)]; (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Novo Balance Sheet or will be properly accrued on the books and records of Novo as of the Closing Date; and (iii) none of the Novo Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Novo Balance Sheet or the books and records of Novo.

      2.18 TAX MATTERS. Except as set forth in Schedule 2.17, Novo filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state and local tax returns and tax reports which are required to be filed by, or with respect to, Novo. Such returns and reports reflect accurately all liability for all federal, state and local income, sales, payroll and withholding taxes and all other material taxes of Novo, for the period covered thereby, and all amounts shown on such returns and reports as due and payable have been timely paid. None of the federal, state, local or foreign tax returns of Novo have ever been audited by the Internal Revenue Service or any governmental body or agency, domestic or foreign. All federal, state and local income, profits, franchise, sales, use occupancy, excise, payroll, accumulated earnings tax and other taxes and assessments (including interest and penalties) payable by, or due from Novo, (whether in its own right or as transferee of the assets of, or successor to, any entity) have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Novo. To the knowledge of Novo, no examination of any return of Novo is currently in progress and Novo has not received notice of any proposed audit or examination. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return of Novo.

      2.19 INSURANCE. Novo is covered by valid, outstanding enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by similar entities in the same or similar lines of business in coverage amounts typically and reasonably carried by such entities (the "Novo Insurance Policies"). Such Novo Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing Date. Novo has complied with the provisions of such Novo Insurance Policies applicable to it, and has provided MacManus copies of all Novo Insurance Policies and all amendments and riders thereto. There is no pending claim under any of the Novo Insurance Policies for an amount in excess of $5,000.00 individually or $25,000.00 in the aggregate, including any claim for loss or damage to the properties, assets or business of Novo (including the Novo Leased Premises). Novo has not failed to give, in a timely manner, any notice required under any of the Novo Insurance Policies to preserve its rights thereunder.

      2.20 RECEIVABLES. All of the Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of Novo. All of the Receivables are good and collectible receivables, and will be collected in accordance with past practice and the terms of such receivables (and in any event within six months following the Closing Date), without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet, as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business, consistent with GAAP. For purposes of this Agreement, the term "Receivables" means all receivables of Novo, including without limitation all contracts in transit and all trade account receivables arising from the provision of services, notes receivable, and insurance proceeds receivable.

      2.21 LICENSES AND PERMITS. Except as set forth on Schedule 2.21 Novo possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Novo Permits") for its business and operations, including with respect to the operations of the Novo Leased Premises, except where the failure to so possess such license would not be material. All such Novo Permits are valid and in full force and effect, Novo is in compliance with the respective requirements thereof, and no proceeding is pending or, to the knowledge of Novo, threatened to revoke or amend any of them. None of such Novo Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      2.22 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets and the Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of Novo in the manner in which and to the extent to which such business is currently being conducted. Except as set forth on Schedule 2.22, Novo has no direct or indirect interest in any customer, supplier or competitor of Novo or in any person from whom or to whom Novo leases real or personal property. No Principal and no officer or director in Novo, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with Blue Marble or has any interest in any property used by Novo (all such ownership, Contracts, transactions and interests, collectively "Affiliated Transactions"), except as set forth on Schedule 2.22.

      2.23 INTELLECTUAL PROPERTY.

            (a) Novo owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. Novo has not received any communications alleging that Novo has violated or, by conducting its business, would violate any of the patents,, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Novo is not aware that any officer, director or employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interest of Novo, or that would conflict with Novo's business or prevent any such officer, director or employee from assigning inventions to Novo. Neither the execution or delivery of this Agreement, nor the carrying on of Novo's business by the employees of Novo, nor the conduct of Novo's business as proposed, will, to Novo's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. Novo does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by Novo.

            (b) No claims have been asserted against Novo, and to the knowledge of Novo (actual knowledge in the case of common law trademarks and tradenames and patents) there are no claims which are reasonably likely to be asserted against Novo or which have been asserted against others by any person challenging Novo's use or distribution of any trademarks, tradenames, copyrights, works of authorship, trade secrets, software, technology, know-how or processes utilized by Novo or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. The use of any trademarks, tradenames, copyrights, works of authorship, software, technology, know-how or processes by Novo in its business does not infringe on the rights of, constitute misappropriation of, or in any way involve unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including, without limitation, any patent, trade secret, copyright, trademark or tradename; provided, however, that such representation is made only to Novo's actual knowledge with respect to common law trademarks and tradenames, technology, patent or similar intangible property right where infringement is possible without wrongful taking.

            (c) To the best knowledge of Novo, all designs, drawings specifications, source code, object code, documentation, flow charts and diagrams incorporated in any of Novo's proprietary rights constitute original creations of and were written, developed and created solely and exclusively by employees of Novo without the assistance of any third party or entity, were public domain or were created by, or with the assistance of, third parties who assigned ownership of or licensed their rights to Novo in valid and enforceable agreements. Novo has at all times used commercially reasonable efforts to treat its trade secrets as confidential and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

            (d) To the best knowledge of Novo, no employee of Novo is in violation of any term of any employment contract, patent disclosure agreement, confidentiality agreement or any other contract or agreement relating to the relationship of any such employee with Novo or, to the knowledge of Novo, any other party because of the nature of Novo's business.

      2.24 CONTRACTS. (a) Novo has made available to MacManus true, correct and complete copies of each Material Contract (defined below). The copy of each Material Contract furnished to MacManus is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement, such list as set forth in schedule 2.24. Novo has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or modification of any Material Contract; all of the covenants to be performed pursuant to any Material Contract by any other party thereto have been fully performed; there are no claims for breach or indemnification or notice of default or termination under any Material Contract; and each of the Material Contracts is enforceable in accordance with its terms. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by Novo under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. Novo is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract.

      (c) As used in this Section 2.24, "Material Contracts" shall include, without limitation, formal or informal, all written or oral (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations of Novo to any other Person, or letters of intent or commitment letters with respect to same (other than those which individually provide for annual payments of less than $50,000); (b) contracts obligating Novo to provide products or services valued at over $200,000; (c) leases of the Novo Leased Premises to or from third parties and Novo; (d) leases of personal property by Novo (other than those which individually provide for annual payments of less than $20,000); (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of or partner in Novo (except for routine NDAs and noncompete provisions applicable to standard employment agreements and initial business development introductory meetings and discussions); (f) licenses, assignments or transfers of trademarks, tradenames, service marks, patents, copyrights, trade secrets or know-how, or other agreements regarding proprietary rights or intellectual property with respect to which Novo is a party; (g) any contract relating to pending capital expenditures by Novo; (h) any contracts obligating Novo to make payments in excess of $50,000 over the remaining terms of such contract, and (i) all other material Contracts or understandings outside of the ordinary course of business with respect to which Novo is a party or pursuant to which any of its assets is bound, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

      (c) Except as set forth in Schedule 2.24, all of the representations set forth in this Section 2.24 are true and correct as of the date hereof to the best knowledge of Novo.

      2.25 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to MacManus or its representatives by Novo, contains or shall contain any untrue statement of a fact or omits or shall omit any fact necessary to make the information contained therein not misleading. Novo has provided MacManus with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

      2.26 NO COMMISSIONS. No Novo has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                   OF MACMANUS

      As a material inducement to Novo to enter into this Agreement and to consummate the transactions contemplated hereby, MacManus makes the following representations and warranties to Novo:

      3.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. MacManus hereby confirms, that the Preferred Shares to be acquired by MacManus will be acquired for investment for MacManus' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that MacManus has no present intention of selling, granting any participation in, or otherwise distributing the same. MacManus further represents that MacManus does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Preferred Shares.

      3.2 DISCLOSURE OF INFORMATION. MacManus has had an opportunity to discuss Novo's business, management, financial affairs and the terms and conditions of the offering of the Preferred Shares with Novo's management and has had an opportunity to review Novo's facilities. MacManus understands that such discussions, as well as the other written information delivered by Novo to MacManus, were intended to describe the aspects of Novo's business which it believes to be material.

      3.3 RESTRICTED SECURITIES. MacManus understands that the Preferred Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of MacManus' representations as expressed herein. MacManus understands that the shares of Preferred Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, MacManus must hold the Preferred Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. MacManus acknowledges that Novo has no obligation to register or qualify the Preferred Shares for resale except as set forth in the Registration Rights Agreement. MacManus further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Preferred Shares, and on requirements relating to Novo which are outside of MacManus' control, and which Novo is under no obligation and may not be able to satisfy.

      3.4 NO PUBLIC MARKET. MacManus understands that no public market now exists for any of the securities issued by Novo, and that Novo has made no assurances that a public market will ever exist for the Preferred Shares.

      3.5 LEGENDS. MacManus understands that the Preferred Shares and any securities issued in respect of or exchange for the Preferred Shares, may bear one or all of the following legends:

            (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

            (b) Any legend set forth in the Investors' Rights Agreement.

            (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

      3.6 REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to subsection 3.5(a) and the stop transfer instructions with respect to such legended Securities shall be removed, and Novo shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144.

      3.7 ACCREDITED INVESTOR. MacManus is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      3.8 PERMITTED TRANSFERS. MacManus may transfer the Preferred Shares without the need of a registration statement or opinion of counsel to the effect that no registration statement is required if the transferee is an affiliate of MacManus and the transferee agrees in writing to be bound by the terms of this Agreement and the Investors' Rights Agreement to the same extent as if such Affiliate were the original purchaser of the Preferred Shares hereunder, provided that Novo shall receive written notice of such transfer within thirty
(30) days of its completion.

                                    ARTICLE 4

                              ADDITIONAL AGREEMENTS

      4.1 FURTHER ASSURANCES. Each party shall execute, and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and, the transactions contemplated hereby.

      4.2 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

      4.3 OTHER ACTIONS. Novo shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with Novo as are necessary for the consummation of the transactions contemplated hereby. Novo shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use reasonable best efforts, consistent with a mutually acceptable litigation strategy, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. The parties will coordinate their efforts to pursue legal remedies as contemplated above in order to consummate the transactions contemplated by this Agreement and to obtain appropriate relief.

      4.4 NOTIFICATION OF CERTAIN MATTERS. Each of the parties to this Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by such party herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).

      4.5 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other parties hereto; provided, that (i) any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information and (ii) that either party hereto shall be able to disclose such information to its employees and agents and to such other third parties as necessary as part of the operation of its business, including disclosure to potential or existing investors, lenders or acquirors or joint-venture candidates or as required by law or court order. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by either party or their respective Affiliates without the prior written consent of the other party hereto.

                                    ARTICLE 5

                      CONDITIONS TO THE OBLIGATIONS OF NOVO

      The obligations of Novo to effect the sale of Series A Preferred Stock and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions any or all of which may be waived in whole or in part by Novo:

      5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of MacManus in this Agreement shall be true and correct in all material respects at and as of the Closing Date.

      5.2 INVESTORS' RIGHTS AGREEMENT. MacManus and each of Kelly Rodriques and Anthony Westreich shall have executed and delivered the Investors' Rights Agreement.

      5.3 RESTATED CERTIFICATE. The Restated Articles shall have been filed with the Secretary of State of California on or prior to the Closing Date, and shall continue to be in full force and effect as of the Closing Date.

                                    ARTICLE 6

                                CONDITIONS TO THE
                             OBLIGATIONS OF MACMANUS

      The obligations of MacManus to purchase the Series A Preferred Stock and effect the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by MacManus.

      6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Novo contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. Novo shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Novo shall each have delivered to MacManus a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been performed and complied with.

      6.2 NO ORDER OR INJUNCTION. There shall not be issued and in effect by or before any court or other governmental body an injunction or other similar court or administrative order restraining or prohibiting the transactions contemplated hereby.

      6.3 INVESTORS' RIGHTS AGREEMENT. Novo and each of Kelly Rodriques and Anthony Westreich shall have executed and delivered the Investors' Rights Agreement.

      6.5 OPINION OF COMPANY COUNSEL. MacManus shall have received from Britton Silberman & Cervantez LLP, counsel for the Company, an opinion, dated as of the Closing, in form and substance acceptable to MacManus.

      6.6 RESTATED CERTIFICATE. Novo shall have filed the Restated Articles with the Secretary of State of California on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

      6.7 NOVO BOARD OF DIRECTORS. The Board of Directors of the Company at the Closing shall be as follows: Craig Brown and Roy Bostock as the two representatives of the Series A Preferred Stock holders; Kelly Anthony Rodriques and Harry Walter Schlough, as the representatives of the Series A Common Stock. There shall be one vacancy on the Board of Directors to be filled by the Board of Directors subsequent to the Closing.

                                    ARTICLE 7
                                   DEFINITIONS

      7.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

            "Affiliate" shall have the meaning ascribed to it in Rule l2b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

            "Environmental Costs" shall mean any and all expenses, costs, damages, liabilities or obligations, including, without limitation, fees and expenses of counsel, (whether arising before, on or after the Closing
      Date) incurred by, under or pursuant to any Environmental Laws or related to the Discharge, Handling, presence or clean up of Hazardous Substances arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business and whether or not reflected on Schedule 3.13(a) or (b)).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

            "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

             "Litigation Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations, including, without limitation, fees and expenses of counsel, (whether arising before, on or after the Closing
      Date) incurred in connection with any action, suit, or other legal or administrative proceeding or governmental investigation arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business and whether or not set forth on Schedule 3.12).

            "Material Adverse Change (or Effect)" means a change (or effect), in the financial condition, properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect), in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

            "Novo Transaction Fees" means all legal, accounting, tax, consulting and financial advisory and other fees and expenses (including any filing fees in connection with filings by Novo) incurred, paid, or payable by Novo in connection with the transactions contemplated hereby.

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

            "Principal Transaction Fees" means all legal, accounting, tax, consulting and financial advisory and other fees and expenses (including any transfer taxes, fees and expenses incurred by any of MacManus in connection with any of the transactions contemplated hereby or the performance by any of the foregoing of any of the covenants set forth herein and all prepayment fees or penalties incurred by MacManus arising from or due to the transactions contemplated hereby) incurred by MacManus in connection with the transactions contemplated hereby.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

            "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, transfer, sales, use, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign government agency, and any interest or penalties related thereto.

      7.2 OTHER DEFINITIONAL PROVISIONS.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

            (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

            (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                    ARTICLE 8

                             [INTENTIONALLY DELETED]

                                    ARTICLE 9

                               GENERAL PROVISIONS

      9.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to



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
such other addresses or telecopy numbers which any party shall designate in writing to the other parties):

               (a)   IF TO NOVO TO:

                     Novo MediaGroup, Inc.
                     222 Sutter Street, 6th Floor
                     San Francisco, CA 94108
                     Attn:  Kelly Rodriques
                     Telecopy: (415) 646-7001

                     with a copy to:

                     Britton Silberman & Cervantez LLP
                     461 Second Street, Suite 332
                     San Francisco, CA 94107
                     Attn:  Thomas J. Cervantez, Esq.
                     Telecopy:  (415) 538-9000

               (b)    IF TO MACMANUS TO:

                      The MacManus Group
                      1675 Broadway
                      New York, NY 10019
                      Attn: Craig Brown
                      Telecopy: (212)-468-3085

                      with a copy to:

                      Davis & Gilbert
                      1740 Broadway
                      New York, NY 10019
                      Attn: Lewis A. Rubin
                      Telecopy: (212)-468-4888

      9.2 ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matters and supersedes all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter. The Schedules constitute a part hereof as though set forth in full above.

      9.3 EXPENSES. MacManus shall pay the Principal Transaction Fees. Novo shall pay the Novo Transaction Fees.

      9.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations of other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

      9.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the any party hereunder without the prior written consent of the other party. MacManus shall have the right to assign this Agreement to any Affiliate, provided that MacManus continues to be secondarily liable for the performance of its obligations hereunder.

      9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

      9.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever, the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

      9.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the state of California applicable to contracts executed and to be wholly performed with such state.

      9.9 JURISDICTION.

            (a) The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of San Francisco, California or New York, New York or in the U.S. District Court for the Northern District of California or the Southern District of New York, as the commencing party may elect, and all parties hereby accept the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

            (b) In addition, each of the parties hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in San Francisco County, California or New York County, New York or the U.S. District Court for the Northern

      District of California or the Southern District of New York, as selected by the commencing party, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in San Francisco County, California or New York County, New York or in such District Courts has been brought in an inconvenient forum.

      9.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advise of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel. The foregoing shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement.

      The parties hereto have caused this Agreement to be duty executed and delivered as of the day and year first above written.

COMPANY:                               INVESTOR:

NOVO MEDIAGROUP, INC.                  THE MACMANUS GROUP, INC.

By: /s/ KELLY RODRIQUES                By: /s/ DAVID WINCLECHTER
  ------------------------------          -----------------------------------
  Kelly Rodriques, CEO                 Name: DAVID WINCLECHTER
                                             --------------------------------
Address:                               Title: VP/SECRETARY
                                              -------------------------------
                                       Address:
Facsimile:
                                       Facsimile:



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